UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  November 7, 2012

GNC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35113	20-8536244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 288-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On November 7, 2012, GNC Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, J.P. Morgan Securities LLC, as sole underwriter (the “Underwriter”), Ares Corporate Opportunities Fund II, L.P. (“Ares”) and Ontario Teachers’ Pension Plan Board (together with Ares, the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell 11,732,479 shares (the “Offering Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), to the Underwriter at a price of $35.20 per share (the “Offering”).  The Offering is expected to close on November 14, 2012, subject to the satisfaction of customary closing conditions.  The Company is not selling any shares in the Offering and will not receive any proceeds from the Offering.

The Offering is being made pursuant to a prospectus supplement, dated November 7, 2012, to the prospectus, dated August 9, 2012, included in the Company’s registration statement on Form S-3 (File No. 333-183188), which was filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2012.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Offering Shares by the Selling Stockholders to the Underwriter, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

Item 9.01.             Financial Statements and Exhibits.

(d)                           Exhibits:

Exhibit Number	Description

1.1

Underwriting Agreement, dated November 7, 2012, by and among GNC Holdings, Inc., J.P. Morgan Securities LLC, as sole underwriter, Ares Corporate Opportunities Fund II, L.P. and Ontario Teachers’ Pension Plan Board.

5.1	Opinion of Proskauer Rose LLP.

23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2012	GNC HOLDINGS, INC.

	By:	/s/ Gerald J. Stubenhofer
Gerald J. Stubenhofer
Senior Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit Number	Description

1.1

Underwriting Agreement, dated November 7, 2012, by and among GNC, Holdings, Inc., J.P. Morgan Securities LLC, as sole underwriter, Ares Corporate Opportunities Fund II, L.P. and Ontario Teachers’ Pension Plan Board.

5.1	Opinion of Proskauer Rose LLP.

23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1).